Exhibit 99.1

TransCoastal Corp. Enters into Agreement to Drill 10 Wells in Core Area

DALLAS, TX, July 31, 2014, Newswire -- TransCoastal Corp (OTCQB: TCEC), (“TransCoastal”), an independent energy development company, announced today that it has entered into a joint venture agreement with Core Resource Management Incorporated (OTC: CRMI), (“CRMI”), to drill up to 10 wells on TransCoastal’s Pampa, Texas acreage.

The agreement stipulates that CRMI will fund 100% of the drilling and completion costs of up to $475,000 per well. Any additional drilling and completion expenses for each well will be split 60% to TransCoastal and 40% to CRMI. Upon completion, each party will have a 50% working interest in each well. The net revenue interest will be split 42.6% to CRMI and 28.4% to TransCoastal until each well’s drilling and completion costs are paid back. Afterwards, each party will have a 35.5% net revenue interest in each well. CoreTerra Operating, a subsidiary of TransCoastal, will be the official operator of each well.

Casimir Capital L.P. acted as the exclusive advisor on the transaction.

“These first 10 joint venture wells are just the beginning of an aggressive development program of approximately 100 drill site locations in our proved-undeveloped reserve category,” spoke Stuart Hagler, CEO of TransCoastal. “This JV compliments TransCoastal’s acquisition strategy of acquiring and developing long-lived reserves, which remain largely undeveloped.”

About TransCoastal

TransCoastal Corporation is an independent oil & gas company formed in August 1998 and headquartered in Dallas, Texas. Since inception, TransCoastal's growth has focused on the acquisition of producing oil and gas properties. The Company's strategy is driven by exploitation opportunities of proven yet underdeveloped mature oil and gas fields, which possess long-life reserve potential with low risk development opportunities. For further information on the Company, please visit TransCoastal’s website at www.TransCoastal.net.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements" (statements which are not historical facts) made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as "anticipate," "could," "may," "might," "potential," "predict," "should," "estimate," "expect," "project," "believe," "plan," "envision," "continue," "intend," "target," "contemplate," or "will" and similar words or phrases or comparable terminology. We have based such forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control. These factors include, but are not limited to, the timing and extent of changes in market conditions and prices for natural gas and oil; the timing and extent of the company's success in discovering, developing, producing and estimating reserves; the economic viability of, and the company's success in drilling, the company's ability to fund the company's planned capital investments; the company's future property acquisition or divestiture activities; increased competition; and any other factors listed in the reports the company has filed and may file with the Securities and Exchange Commission (SEC). Investors are cautioned not to place undue reliance on these forward-looking statements, which are valid only as of the date they were made. The Company undertakes no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise.

Corporate Contact

TransCoastal Corporation
Derrick May, 972-818-0720